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Exhibit 4.20

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF February 1, 2008

to

INDENTURE

dated as of June 15, 2007

among

MOLSON COORS BREWING COMPANY,

as Issuer

THE GUARANTORS NAMED THEREIN,

as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

        THIRD SUPPLEMENTAL INDENTURE, dated as of February 1, 2008 (this "Third Supplemental Indenture"), to the Indenture dated as of June 15, 2007, as supplemented by the First Supplemental Indenture thereto dated as of June 15, 2007 and the Second Supplemental Indenture thereto dated as of January 31, 2008 (the "Original Indenture" and, together with this Third Supplemental Indenture, the "Indenture"), among Molson Coors Brewing Company, a Delaware corporation (the "Company"), Coors Brewing Company, a Colorado corporation, Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, Coors Distributing Company, a Colorado corporation, Coors International Market Development, L.L.L.P., a Colorado limited liability limited partnership, Coors Global Properties, Inc., a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company (collectively, the "Guarantors"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee").

        WHEREAS, the Company, the Guarantors and the Trustee are authorized to enter into this Third Supplemental Indenture pursuant to Section 9.01(2) of the Original Indenture;

        WHEREAS, MCBC International Holdco, Inc., a Guarantor, has merged with and into CBC Holdco, Inc., a Guarantor, with CBC Holdco, Inc. being the surviving Person; and

        WHEREAS, Section 5.01(b) of the Indenture requires that when a Guarantor merges into another Person, the surviving Person shall expressly assume all the obligations of such Guarantor, if any, under its Guaranty and this Indenture.

        NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

        Section 2    Assumption of Obligations.    CBC Holdco, Inc. hereby expressly assumes all the obligations of MCBC International Holdco, Inc. under its Guaranty and this Indenture.

        Section 3    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture (as modified by the First Supplemental Indenture and Second Supplemental Indenture) is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Original Indenture (as modified by the First Supplemental Indenture and Second Supplemental Indenture) for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture (as modified by the First Supplemental Indenture and Second Supplemental Indenture) may be inconsistent with the express provisions of this Third Supplemental Indenture, in which case the terms of this Third Supplemental Indenture shall govern and supersede those contained in the Original Indenture (as modified by the First Supplemental Indenture and Second Supplemental Indenture), this Third Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture were contained in one instrument.

        Section 4    Counterparts.    This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5    Governing Law.    This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 6    Concerning the Trustee.    In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Original Indenture (as modified by the First Supplemental Indenture and Second Supplemental Indenture). The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Vice President and Treasurer
GUARANTORS:
MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President and Chief Executive Officer
COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer and Chief Corp. Finance Officer
COORS DISTRIBUTING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer
CBC HOLDCO, INC.
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President

MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC Its General Partner
	By:	/s/ TIMOTHY E. SCULLY
		Name:	Timothy E. Scully
		Title:	Chief Financial Officer
MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
MOLSON COORS CALLCO ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC., Its General Partner
	By:	/s/ PATTI ZENK BEACOM
		Name:	Patti Zenk Beacom
		Title:	President
COORS GLOBAL PROPERTIES, INC.
By:	/s/ PATTI ZENK BEACOM
Name:	Patti Zenk Beacom
Title:	President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ IRINA GOLOVASHCHUK
Name:	Irina Golovashchuk
Title:	Assistant Vice President
By:	/s/ DAVID CONTINO
Name:	David Contino
Title:	Assistant Vice President

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THIRD SUPPLEMENTAL INDENTURE DATED AS OF February 1, 2008 to INDENTURE dated as of June 15, 2007 among MOLSON COORS BREWING COMPANY, as Issuer THE GUARANTORS NAMED THEREIN, as Guarantors and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee